Exhibit 99.1

Contact:
Shelley Boxer, V.P. Finance
MSC Industrial Direct Co., Inc.
(516) 812-1216

Investor Relations: Eric Boyriven/Bob Joyce
Press: Scot Hoffman
FD
(212) 850-5600

For Immediate Release

MSC INDUSTRIAL DIRECT CO., INC. REPORTS
FOURTH QUARTER AND FISCAL YEAR 2007 RESULTS

Melville, NY, October 24, 2007 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), “MSC or the Company,” one of the premier distributors of MRO supplies to industrial customers throughout the United States, today reported financial results for its fourth quarter and fiscal year 2007 ended September 1, 2007.  J&L America, Inc. (“J&L”) was acquired June 8, 2006, and is included in the Company’s financial statements as of the acquisition date.

Net sales for the fourth quarter of fiscal 2007 were $450.5 million, compared with net sales of $385.9 million in the fourth quarter of fiscal 2006, an increase of 16.7%.  Net income in the fiscal 2007 fourth quarter rose 39.0% to $47.4 million, versus $34.1 million in the year ago period.  Diluted earnings per share increased 42.0% to $0.71, based on 67.0 million shares outstanding in the fourth quarter of fiscal 2007, versus diluted earnings per share of $0.50, based on 68.4 million shares outstanding in the fourth quarter of fiscal 2006.  The Company’s financial results for the fiscal 2007 fourth quarter reflect the inclusion of an additional week of operating results relative to the fourth quarter of fiscal 2006, which contributed to the earnings growth.

Net sales for the fiscal 2007 full-year period increased 28.1% to $1.7 billion, from $1.3 billion a year ago.  Due to the successful integration of J&L at the end of May 2007, the Company can no longer reliably compile separate financial results for J&L.  J&L did contribute a substantial amount of sales growth in fiscal 2007, including $218.9 million for the first three quarters of fiscal 2007.  For the fiscal 2007 full-year period, net income totaled $173.9 million, an increase of 27.5% over net income of $136.4 million in fiscal 2006.  Diluted earnings per share increased 29.5% to $2.59, based on 67.1 million shares outstanding in the fiscal 2007 full-year period, versus diluted earnings per share of $2.00, based on 68.3 million shares outstanding in the fiscal 2006 full-year period.  As previously announced, the Company’s results for the 2007 full-year period include pre-tax charges of $6.2 million, or $0.06 per diluted share on an after-tax basis, for costs related to the integration of the J&L acquisition and $7.8 million, or $0.07 per diluted share, on an after-tax basis attributable to the amortization of intangibles arising from the acquisition of J&L.  The Company does not expect to incur additional charges relating to the integration of J&L going forward.

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        MSC INDUSTRIAL DIRECT CO., INC. REPORTS                                                     Page  - 2 -
        FOURTH QUARTER AND FISCAL YEAR 2007 RESULTS

“We are very pleased with MSC’s performance in the fiscal fourth quarter and in fiscal 2007 overall, which reflect excellent performance in somewhat uncertain market conditions,” said David Sandler, President and Chief Executive Officer.  “We maintained a focus on executing on our business strategy, controlled our expenses and built on our reputation as an indispensable partner to our customers.  We continued to grow our presence in the West during the period, taking steps to expand our geographic footprint in that region.  As a result of our efforts, we continued to take share and grow during the quarter, and generated financial performance that met or exceeded our expectations.”

“The fiscal fourth quarter also marked the completion of our major integration efforts related to the J&L acquisition,” continued Mr. Sandler.  “During the quarter we successfully completed the consolidation of J&L’s distribution centers and support functions into MSC, and we are seeing good initial progress in our sales force training program as we look to leverage the cross-selling opportunities that exist between the two customer bases.  We could not be more pleased with the success of this integration, during which we never faltered in delivering the best service possible to our customers.”

“MSC once again generated strong financial results in the fiscal 2007 fourth quarter,” said Chuck Boehlke, Executive Vice President and Chief Financial Officer.  “Driven primarily by exceptional cost management, we were able to generate operating margins of 17.0%, ahead of our expectations despite the incremental expenses related to the integration, an additional $1.9 million in expenses associated with the amortization of intangibles associated with the J&L acquisition, and higher levels of investment spending to further enhance our growth prospects going forward.  As a result, we were able to exceed the top end of our previously announced guidance for earnings per diluted share by $0.02.  The Company generated consolidated free cash flow (see Note 1) of $34.8 million in the fiscal 2007 fourth quarter, which was utilized to pay down $25 million in debt and repurchase an additional $11.1 million of our shares.  For the year, our consolidated free cash flow totaled $138.7 million.  Going forward, MSC will continue to utilize its free cash flow to invest in our growth prospects and create additional value for our shareholders.”

Mr. Sandler concluded, “Fiscal 2007 was a year of outstanding performance for MSC.  We set new records for sales, profits, profitability and cash flow, successfully completed the integration of our largest acquisition to date, and continued to invest in our future and demonstrate the sustainability of our model.  At the present time, we intend to continue to invest at these higher levels in key areas to support our future growth, such as our sales force.  We continue to hear an optimistic tone from our customers, although tempered by their concern over weak macroeconomic indicators and high energy costs.  Customer orders continue to be steady, and the ISM, while somewhat lower than in recent months, remains in positive territory.  We will continue to monitor this and other macroeconomic factors for their potential impact on MSC’s business.  Overall, we believe we are well positioned for future success as a market leader and partner to our customers in helping them achieve their business goals through all economic cycles.  Based on current market conditions, we expect net sales for the first quarter of fiscal 2008 to be between $435.0 million and $441.0 million, and diluted earnings per share to be between $0.68 and $0.70.”

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        MSC INDUSTRIAL DIRECT CO., INC. REPORTS                                                    Page - 3 -
           FOURTH QUARTER AND FISCAL YEAR 2007 RESULTS

The management of MSC will host a conference call today at 11:00 a.m. Eastern Time to review the Company’s results for the fourth quarter and fiscal year 2007, and to comment on current operations. The call may be accessed via the Internet at: http://www.mscdirect.com.

Note 1 – Free cash flow is defined as net cash provided by operating activities less expenditures for property, plant and equipment.  Net cash flow provided by operating activities during fiscal 2007 was $165.2 million.  Expenditures for property, plant and equipment in fiscal 2007 were $26.5 million.  Management considers free cash flow to be an important indicator of the Company’s financial strength and the ability to generate liquidity because it reflects cash generated from operations that can be used for strategic initiatives, dividends, debt repayment and repurchases of the Company’s stock.

About MSC Industrial Direct
MSC Industrial Direct is one of the premier distributors of Metalworking and Maintenance, Repair and Operation (MRO) supplies to industrial customers throughout the United States. MSC distributes in excess of 550,000 industrial products from approximately 3,000 suppliers to approximately 390,000 customers. In-stock availability is approximately 99%, with next day, standard ground delivery to the majority of the industrial United States. MSC reaches its customers through a combination of over 30 million direct-mail catalogs and CD-ROMs, 95 branch sales offices, 814 sales people, the Internet and associations with some of the world's most prominent B2B e-commerce portals. For more information, visit the Company's Web site at http://www.mscdirect.com.

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements in this Press Release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein which are not statements of historical facts and that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future shall be deemed to be forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events, actual results and performance, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include, without limitation, the Company’s ability to continue to realize the expected synergies from the J&L acquisition, changing customer and product mixes, changing market conditions, industry consolidations, competition, general economic conditions in the markets in which the Company operates, rising commodity and energy prices, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including those due to extreme weather

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        MSC INDUSTRIAL DIRECT CO., INC. REPORTS                                                 Page - 4 -
           FOURTH QUARTER AND FISCAL YEAR 2007 RESULTS

conditions) at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, dependence on the Company’s information systems and on key personnel, the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits, and various other risk factors listed from time to time in the Company's SEC reports.

(Tables Follow)

        MSC INDUSTRIAL DIRECT CO., INC. REPORTS                                                      Page - 5 -
           FOURTH QUARTER AND FISCAL YEAR 2007 RESULTS

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Balance Sheets

(In thousands)
	September 1, 2007	August 26, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$7,797	$7,718
Accounts receivable, net of allowance for doubtful accounts	204,186	185,734
Inventories	338,366	298,391
Prepaid expenses and other current assets	20,748	21,341
Deferred income taxes	18,705	14,289
Total current assets	589,802	527,473

Property, plant and equipment, net	127,608	122,100
Goodwill	272,806	271,652
Identifiable intangibles, net	70,832	76,292
Other assets	14,279	16,781
Total Assets	$1,075,327	$1,014,298

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term notes payable	$33,471	$7,843
Accounts payable	69,579	56,877
Accrued liabilities	70,237	88,007
Total current liabilities	173,287	152,727
Long-term notes payable	142,200	192,986
Deferred income tax liabilities	31,963	29,312
Total liabilities	347,450	375,025
Shareholders’ Equity:
Preferred Stock	--	--
Class A common stock	59	57
Class B common stock	18	19
Additional paid-in capital	408,996	379,630
Retained earnings	609,713	477,305
Other comprehensive income	694	27
Class A treasury stock, at cost	(291,603)	(217,765)
Total shareholders’ equity	727,877	639,273
Total Liabilities and Shareholders’ Equity	$1,075,327	$1,014,298

        MSC INDUSTRIAL DIRECT CO., INC. REPORTS                                                      Page - 6 -
           FOURTH QUARTER AND FISCAL YEAR 2007 RESULTS

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Income

 (In thousands, except per share data)

	Quarters Ended		Fiscal Years Ended
	September 1, 2007 (14 weeks)	August 26, 2006 (13 weeks)	September 1, 2007 (53 weeks)	August 26, 2006 (52 weeks)
Net sales	$450,499	$385,869	$1,688,186	$1,317,519
Cost of goods sold	242,607	212,714	907,697	704,059
Gross profit	207,892	173,155	780,489	613,460
Operating expenses	131,193	116,923	489,606	392,594
Income from operations	76,699	56,232	290,883	220,866
Other (Expense) Income:
Interest expense	(2,931)	(2,905)	(12,598)	(2,926)
Interest income	231	374	939	3,559
Other income, net	65	64	270	271
Total other (expense) income	(2,635)	(2,467)	(11,389)	904
Income before provision for income taxes	74,064	53,765	279,494	221,770
Provision for income taxes	26,702	19,658	105,564	85,381
Net income	$47,362	$34,107	$173,930	$136,389
Per Share Information:
Net income per common share:
Basic	$0.72	$0.51	$2.64	$2.04
Diluted	$0.71	$0.50	$2.59	$2.00
Weighted average shares used in computing net income per common share
Basic	65,707	67,075	65,800	66,827
Diluted	66,999	68,425	67,057	68,319
Cash dividends declared per common share	$0.18	$0.14	$0.64	$0.54

        MSC INDUSTRIAL DIRECT CO., INC. REPORTS                                                       Page - 7 -
           FOURTH QUARTER AND FISCAL YEAR 2007 RESULTS

MSC INDUSTRIAL DIRECT CO., INC.
Consolidated Statements of Cash Flows

(In thousands)
	For the Fiscal Years Ended
	September 1, 2007 (53 weeks)	August 26, 2006 (52 weeks)
Cash Flows from Operating Activities:
Net income	$173,930	$136,389
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	26,031	15,233
Gain on sale of securities	--	(769)
Stock-based compensation	8,173	9,548
Loss on disposal of property, plant and equipment	153	--
Provision for doubtful accounts	4,800	2,506
Deferred income taxes	(1,765)	(2,361)
Amortization of bond premiums	--	170
Reclassification of excess tax benefits from stock-based compensation	(7,689)	(8,016)

Changes in operating assets and liabilities:
Accounts receivable	(22,813)	(24,626)
Inventories	(39,484)	(19,172)
Prepaid expenses and other current assets	638	119
Other assets	2,336	78
Accounts payable and accrued liabilities	20,873	24,409

Total adjustments	(8,747)	(2,881)

Net cash provided by operating activities	165,183	133,508

Cash Flows from Investing Activities:
Proceeds from sales of investments in available-for-sale securities	--	177,290
Purchases of investments in available-for-sale securities	--	(132,131)
Business acquisition	(12,734)	(356,095)
Expenditures for property, plant and equipment	(26,457)	(22,837)

Net cash used in investing activities	(39,191)	(333,773)

Cash Flows from Financing Activities:
Borrowings under credit facility	--	205,000
Credit facility financing costs	--	(776)
Purchase of treasury stock	(81,534)	(20,839)
Payment of cash dividends	(42,298)	(36,336)
Reclassification of excess tax benefits from stock-based compensation	7,689	8,016
Proceeds from sale of Class A common stock in connection with associate stock purchase plan	2,706	2,352
Proceeds from exercise of Class A common stock options	12,596	14,698
Repayments of notes payable under the credit facility and other notes	(25,158)	(5,152)

Net cash (used in) provided by financing activities	(125,999)	166,963

Effect of exchange rate changes on cash and cash equivalents	86	--

Net increase (decrease) in cash and cash equivalents	79	(33,302)

Cash and cash equivalents – beginning of period	7,718	41,020

Cash and cash equivalents – end of period	$7,797	$7,718

Supplemental Disclosure of Cash Flow Information:

Cash paid for income taxes	$102,627	$78,328

Cash paid for interest	$12,050	$2,071